Exhibit 10.29

Dated 26 March 2007

RENESOLA LTD

and

DEUTSCHE BANK AG, HONG KONG BRANCH

and

DEUTSCHE BANK LUXEMBOURG S.A.

and

DB TRUSTEES (HONG KONG) LIMITED

PAYING AND CONVERSION AGENCY AGREEMENT

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds due 2012

convertible into shares of

RENESOLA LTD

10th Floor, Alexandra House

Chater Road

Hong Kong

Telephone (852) 2842 4888

Facsimile (852) 2810 8133/2810 1695

THIS AGREEMENT is made on 26 March 2007

BETWEEN:

(1)	RENESOLA LTD whose registered office is at 8 Baoquan Road, Jiashan City, Zhejiang 314117, PRC (the “Company”);

(2)	DEUTSCHE BANK AG, HONG KONG BRANCH at its specified office at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong as principal paying, conversion and transfer agent (the “Paying Agent”, “Conversion Agent”, “Transfer Agent”, as applicable, and collectively, the “Principal Agent” which expression shall, unless the context otherwise requires, include its successors as such principal paying, conversion and transfer agent, and which expression shall, unless the context otherwise requires, include any future agent appointed in accordance with this Agreement);

(3)	DEUTSCHE BANK LUXEMBOURG S.A. at its specified office at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg as registrar (the “Registrar”, which expression shall, unless the context otherwise requires, include its successors as such registrar); and

(4)	DB TRUSTEES (HONG KONG) LIMITED at its specified office on 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong as trustee for the persons for the time being holding the Bonds referred to below (the “Trustee”, which expression shall include its successors as such trustee or any joint trustee).

WHEREAS:

(A)	The Company has agreed to issue RMB928,700,000 USD settled 1.00 per cent. convertible bonds due 2012 (the “Bonds”) convertible into fully paid shares with no par value of the Company (the “Shares”).

(B)	The Bonds are to be constituted by a trust deed (the “Trust Deed”) dated 26 March 2007 and made between the Company and the Trustee.

(C)	The Bonds will be issued in registered form in the denomination of RMB100,000 each.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions:

Terms defined or construed in the Bonds or the Trust Deed shall, unless the context otherwise requires, have the same meanings when used herein. In addition:

“Agents” means the Principal Agent, the Registrar and the other paying, conversion and transfer agents referred to above;

“Alternative Clearing System” means a clearing system as shall have been designated by the Company and approved by the Trustee (such approval not to be unreasonably withheld or delayed);

“business day” has the meaning set out in Condition 7(G);

“Register” has the meaning set out in Clause 11.1; and

any “successor” to an Agent means a successor to that Agent appointed at its specified office in accordance with the terms of this Agreement.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2	“Renminbi”, “Yuan” and “RMB” are to the lawful currency for the time being of the People’s Republic of China;

1.2.3	“US dollars” and “USD” are to the lawful currency for the time being of the United States;

1.2.4	a Schedule or a Clause or a sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively; and

1.2.5	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Agreement.

2	APPOINTMENTS

The Company appoints the Agents as its agents in respect of the Bonds in accordance with the provisions of the Conditions and this Agreement at their respective offices referred to in this Agreement and the Agents accept such appointments. Subject as provided in Clause 17, references to the Agents are to them acting solely through their respective specified offices. The obligations and duties of the Agents under this Agreement are several and not joint.

3	AUTHENTICATION; TRANSFER OF GLOBAL CERTIFICATE

3.1	The Global Certificate: Immediately before issue of the Bonds, the Company shall deliver to the Registrar a duly executed Global Certificate representing the Bonds. The Registrar (or its agent on its behalf) shall, after checking that the Global Certificate has been recorded on the Register correctly, authenticate the Global Certificate upon the written order of the Company and arrange for its delivery to a depositary common to Euroclear and Clearstream.

Title to the Bonds evidenced by the Global Certificate may be registered in the name of, and the Global Certificate be deposited with, such Alternative Clearing System other than Euroclear or Clearstream (or a nominee thereof) as the Company may from time to time designate with the prior written approval of the Trustee, and shall bear such legend as may be appropriate.

3.2	Transfers of Interests in the Global Certificate: Any transfer or exchange of an interest in the Bonds evidenced by the Global Certificate shall be effected in accordance with the rules and procedures of Euroclear or Clearstream or any relevant Alternative Clearing System, as applicable.

3.3	Exchange of Interests in the Global Certificate for Definitive Certificates:

3.3.1	Definitive Certificates in respect of interests in any Bonds will not be issued in exchange for interests in the Bonds evidenced by the Global Certificate except in the circumstances provided in Clause 3.3.2, provided that, in the event that the Company designates an Alternative Clearing System and such designation is approved in writing by the Trustee, title to all or some of the Bonds may be transferred to an Alternative Clearing System or its nominee and definitive Certificates may be issued to evidence such transfer.

3.3.2	In the event that either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, the Company will cause sufficient definitive Certificates to be executed and delivered to the Registrar in sufficient quantities as advised by the Registrar and the Registrar will authenticate the same for despatch to individual Bondholders in accordance with the Conditions, Clause 3.3.3 and Exhibit D hereto.

3.3.3	Upon one of the events set forth in Clause 3.3.2 occurring, a holder of Bonds represented by the Global Certificate will provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such definitive Certificates.

3.3.4	Upon receipt of the Certificates referred to in Clause 3.3.2 and the written order referred to in Clause 3.3.3, the Registrar shall arrange for the authentication and delivery to or upon the order of the person or persons named in such order of an individual definitive Certificate representing Bonds registered in the name or names requested by such person or persons and the Registrar shall alter the entries in the Register in respect of the Bonds accordingly. Payment will only be made to the person whose name appears on the Register.

3.4	Transfer or Exchange of Definitive Certificates: Subject to the provisions of this Clause 3 and Exhibit D, the holder of Bonds represented by definitive Certificates may transfer or exchange such Bonds. Subject to compliance with such provisions, the relevant Transfer Agent and the Registrar shall register the transfer of Bonds represented by definitive Certificates in accordance with Clauses 10 and 11 below.

3.5	Proxies and Authorisations: Subject to the provisions of this Agreement, the registered holder of Bonds represented by the Global Certificate may grant proxies and otherwise authorise any person, including participants and persons that may hold interests through participants, to take any action that a holder is entitled to take under this Agreement or the Bonds.

3.6	No Transfer Periods: Notwithstanding anything herein to the contrary, no Bondholder may require the transfer of a Bond during the periods set forth in Condition 3(E).

4	PAYMENT BY THE COMPANY

4.1	Payment to the Principal Agent: In order to provide for the payment of the principal, premium and/or interest in respect of the Bonds as the same shall become due, the Company shall, by 10.00 a.m. (Hong Kong time), unconditionally pay or procure to be paid, to the Principal Agent:

(i)	on maturity or early redemption of any Bonds in an account specified by the Principal Agent for value at least two business days prior to the redemption date thereof (or, in the case of the Bonds becoming due and payable pursuant to Condition 10, forthwith upon being required by the Trustee so to make such payment), an amount (in US dollars, calculated in accordance with the Conditions) sufficient (together with any funds then held by the Principal Agent which are available for such purpose) to pay the amount due on redemption of all Bonds so to be redeemed (or the amount due pursuant to Condition 10); and

(ii)	for value at least two business days before each due date for the payment of interest or other sums payable in respect of the Bonds in accordance with the Conditions other than sums referred to in sub-Clause 4.1(i) above, an amount (in US dollars, calculated in accordance with the Conditions) sufficient (together with any funds then held by the Principal Agent which are available for such purpose) to pay the interest or other sums payable then becoming due on the outstanding Bonds.

All amounts deposited with the Trustee or any Paying Agent for the payment of Bonds to the Bondholders but which have not been so paid due to the subsequent conversion of such Bonds or otherwise shall be immediately returned to the Company upon the Company’s written request, provided that no interest shall accrue on such amounts and be payable to the Company by the Trustee or any Paying Agent.

4.2	Notification of payment: The Company shall procure that on or before 10:00 a.m. (Hong Kong time) on the third business day prior to each due date for payment of principal, premium and/or interest in respect of the Bonds, the bank through which such payment is to be made will send to the Principal Agent confirmation that it has received from the Company an irrevocable instruction to make the relevant payment (by SWIFT).

In this Clause 4 and in Clause 5, the date on which a payment in respect of the Bonds becomes due means the first date on which the holder of a Bond could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation.

4.3	Notification in the event of non-payment: The Principal Agent shall forthwith notify the Trustee, the other Agents and the Company if it has not, by the due date for payment of principal and/or interest on the Bonds or any of them, received unconditionally in the manner provided in this Clause 4 the full amount of the moneys payable on such due date on or in respect of all such Bonds, as the case may be.

4.4	Late payment: If any payment provided for by Clause 4.1 is made late but otherwise under the terms of this Agreement, the Agents shall nevertheless act as Agents. However, (i) unless and until the full amount of any payment has been made to the Principal Agent in accordance with Clause 4.1 or (ii) unless and until the Principal Agent is satisfied that such payment will be made, neither it nor any of the Agents shall be bound to make payments in respect of the Bonds as aforesaid.

4.5	Tax: All payments by the Company under this Agreement to be made free of any withholding, except as may be required by law in which case the Company will gross up.

5	PAYMENT BY THE AGENTS

5.1	Payment: Unless they receive a notification from the Principal Agent under Clause 4.3 the Paying Agents will, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Company on and after each due date therefor the amounts due in respect of the Bonds and will be entitled to claim any amounts so paid from the Principal Agent. If any payment provided for in Clause 4.1 is made late but otherwise in accordance with this Agreement the Paying Agents will nevertheless make such payments in respect of the Bonds. However, unless and until the full amount of any such payment has been made to the Principal Agent none of the Paying Agents will be bound to make such payments until either the Principal Agent has received the full amount of moneys then due and payable in respect of the Bonds or other arrangements satisfactory to the Principal Agent have been made. If payment of any amount is made to the Principal Agent later than the due date for payment of such amount to the Bondholders, the Principal Agent shall as soon as practicable after receipt thereof give notice to the Bondholders in accordance with Condition 16 that such payment has been made. All payments to be made by the Paying Agents hereunder shall be made without charging any commission or fee to the Bondholders. The Company shall on demand by the Principal Agent reimburse the Principal Agent for the relevant amount and pay interest to the Principal Agent on such amount that is outstanding from the date on which it is paid out by that Paying Agent to the date of reimbursement by the Company at the rate per annum then prevailing at the date of such funding equal to the cost to the relevant Paying Agent of funding the amount paid out plus two per cent. per annum as certified by the Principal Agent. Nothing contained herein shall require a Paying Agent to make a payment unless and until the Paying Agent has received immediately available funds sufficient to make said payment.

5.2	Reimbursements of Agents: The Principal Agent will on demand promptly reimburse each Paying Agent for payments in respect of the Bonds made by it in accordance with the Conditions and this Agreement.

5.3	Method of payment to Principal Agent: All sums payable to the Principal Agent hereunder will be paid in US dollars and in immediately available or same day funds to such account, with such bank in Hong Kong as the Principal Agent may from time to time notify in advance to the Company in writing.

5.4

Surrender of Certificates to Paying Agents: The Paying Agents shall accept surrender of Certificates from Bondholders as a condition precedent to payment of principal and premium (if any) in accordance with the Conditions. At close of business on the second business day before the due date for payment in respect of Bonds, and, if Certificates are surrendered later than that, on any business day thereafter on which Certificates are surrendered, each Paying Agent to whom Certificates have been surrendered will notify the Registrar and the Principal Agent of the identifying numbers of Certificates surrendered to it at that time. Each Paying Agent will cancel Certificates surrendered to it and forward the cancelled Certificates to the Principal Agent for destruction.

5.5	Fees and expenses of the Agents: The Principal Agent will account to each of the other Agents for their fees and expenses properly incurred in respect of the services performed by them under this Agreement promptly after receipt thereof from the Company and the Company shall have no responsibility for the apportionment of any such payments.

5.6	Agents of the Trustee:

The Principal Agent, the Registrar or the other Agents shall, on demand by the Trustee by notice in writing given to them at any time after any Event of Default or Potential Event of Default has occurred, until notified by the Trustee to the contrary, so far as permitted by applicable law:

5.6.1	act thereafter as agents of the Trustee under the Trust Deed and the Bonds on the terms of this Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of the Trust Deed) and thereafter hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

5.6.2	deliver up all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this Clause 5.6.2 shall not apply to any documents or records which the Principal Agent, the Registrar or the relevant Agent is obliged not to release by any law or regulation to which it is subject.

5.7	Notices of change of the Trustee: The Company shall forthwith give notice to the Principal Agent of any change in the person or persons who act as the Trustee under the Trust Deed.

6	CONVERSION

6.1

Conversion Duties of Conversion Agents: Each Conversion Agent shall during normal business hours (local time in the place where the specified office of the relevant Conversion Agent is located) (i) accept deposit on behalf of the Company of (a) any Certificates in respect of Bonds which the holder(s) thereof or the Trustee desires to convert (and in respect of which Bond a Conversion Notice is deposited with that Conversion Agent prior to the Conversion Date) together with a Conversion Notice (in duplicate) duly completed and signed (where necessary) or (b) in the case of Bonds represented by the Global Certificate, a Conversion Notice only (which may, in such case, be delivered by facsimile transmission), together, in each case, with any amount payable by the relevant holder under Condition 6(B)(ii); and (ii) accept payment from each converting Bondholder or the Trustee of any amount payable by it under Condition 6(B)(ii) and (iii) require the Company to pay all stamp, issue, documentary, transfer, registration, excise or other taxes or duties (if any) specified in the Trust Deed or the Bonds to be payable by the Company. Once deposited, a Conversion Notice may not be withdrawn without the written consent of the Company (with a copy of such consent together with the relevant Conversion Notice sent to the relevant Conversion Agent at the same time).

6.2	Global Certificate: Conversion Rights attaching to the Bonds represented by the Global Certificate shall be exercised in the manner set out herein, provided that:

6.2.1	the Global Certificate need not be deposited with the Conversion Agent together with the relevant Conversion Notice;

6.2.2	the Conversion Notice for Bonds represented by the Global Certificate may be completed and deposited by or on behalf of an account holder of Clearstream or Euroclear or an Alternative Clearing System (if any) in which the Bond to be converted is held at such time, which has an interest in such Bonds;

6.2.3	Bonds which have been converted will be rendered void forthwith and the Global Certificate shall be annotated accordingly without cancellation of the Global Certificate; and

6.2.4	the holding of an interest in Bonds by an account holder of Clearstream or Euroclear or an Alternative Clearing System (if any) in which the Bonds are held at such time in respect of which the Conversion Rights are exercised will be confirmed by the relevant clearing system with the Conversion Agent.

6.3	Certificates held by Conversion Agents: On deposit of a Certificate and a Conversion Notice (in duplicate) (and payment of any required amount) in accordance with Clause 6.1, the Certificate and the Conversion Notice so deposited and any relevant sums shall be deemed to be held by the Conversion Agent as the agent of the Company. The Conversion Agent shall cancel forthwith upon the Conversion Date the Certificates representing the Bonds and (unless the Conversion Agent is also the Principal Agent) despatch such cancelled Certificates promptly to or to the order of the Principal Agent or its designated agent, together with a certificate stating the identifying numbers of the Bonds in respect of which the relevant Certificates have been delivered and the identifying numbers of the relevant Certificates.

6.4	Notification by Conversion Agents:

6.4.1

Immediately following deposit of a Certificate (if applicable) and Conversion Notice and payment of any required amount in accordance with Clause 6.1, the Conversion Agent with which they were deposited shall verify that the Conversion Right is exercisable and that the Conversion Notice (in duplicate) has been duly completed in relation to the Bonds, which are the subject of the purported conversion, in accordance with its terms and purports to have been signed by or on behalf of the Bondholder named therein and that the Conversion Notice is accompanied by: (i) all

Certificates (if applicable) to which it relates, and (ii) all amounts payable by the Bondholder under Condition 6(B)(ii) and endorse the Conversion Notice to that effect. Following receipt of original Conversion Notices in accordance with this Clause 6.4, and notwithstanding the provisions of Clause 6.4.3(iii)(a) below, the Principal Agent will send by post to the Company the original Conversion Notice (if applicable) as soon as reasonably practicable following any such request by the Company.

6.4.2	As soon as reasonably practicable following receipt of the Conversion Notice by a Conversion Agent other than the Principal Agent and the fulfilment of the conditions in Clause 6.4.1, such Conversion Agent shall:

(i)	send by facsimile transmission a copy of such Conversion Notice to the Principal Agent;

(ii)	cancel forthwith upon the Conversion Date all Certificates delivered with such Conversion Notice and despatch such cancelled Certificates promptly (together with a certificate stating the certificate numbers of the Bonds so delivered), to or to the order of the Principal Agent or its designated agent, who shall destroy such cancelled Certificates; and

(iii)	despatch as soon as practicable and in any event within five (5) days after the Conversion Date:

(a)	by post, the original Conversion Notice (if applicable) to the Principal Agent; and

(b)	to the relevant tax authorities, payment in respect of any taxes and duties payable in accordance with Condition 6(B)(ii) by the Bondholder on the exercise of his Conversion Right.

6.4.3	Upon receipt of the Conversion Notice and in any event no later than five (5) business days following such receipt by the Principal Agent (either as a result of deposit of the original by a converting Bondholder with the Principal Agent in its capacity as Conversion Agent or as a result of receipt of the facsimile of such Conversion Notice pursuant to Clause 6.4.2(i) above) and fulfilment of the conditions in Clause 6.4.1, the Principal Agent in its capacity as Conversion Agent shall:

(i)	notify the Company in the manner specified in Exhibit B hereto (an “Agent Conversion Notification”), of the following (together with a copy of the Conversion Notice(s)):

(a)	the total number, the aggregate principal amount and the certificate numbers of all Bonds deposited on the same occasion by the same Bondholder which are to be converted, the number of Shares issuable upon conversion and the name and address of such Bondholder;

(b)	the name and address of the person in whose name the Shares issuable upon conversion are to be registered; and

(c)	the Conversion Date and the Conversion Price in respect of such conversion;

(ii)	(where the Conversion Agent with which the Certificate is deposited is itself the Principal Agent) cancel forthwith upon the Conversion Date all Certificates delivered with such Conversion Notice and procure the destruction of such cancelled Certificates;

(iii)	despatch as soon as practicable and in any event within five (5) days after the Conversion Date:

(a)	the original Conversion Notice (if applicable) to the Company; and

(b)	(where the Conversion Agent with which the Certificate is deposited is itself the Principal Agent) to the relevant tax authorities, payment in respect of any taxes and duties payable in accordance with Condition 6(B)(ii) by the Bondholder on the exercise of his Conversion Right; and

(iv)	without any further notice or confirmation from the Company, and in any event no later than the Conversion Date, instruct the Registrar to remove the name of the relevant Bondholder from the register or reduce the corresponding principal amount of Bonds registered as being represented by the Global Certificate, where appropriate.

6.4.4	Where a Conversion Notice is received which requires the Shares (or other securities, property or cash) issuable on conversion of the Bonds to which it relates to be dealt with in different ways for specified principal amounts (which must be RMB100,000 or integral multiples thereof) of Bonds, the Principal Agent receiving the Conversion Notice may, and if requested by the Bondholder depositing the Conversion Notice, shall, treat each specified principal amount of Bonds as if it were subject to its own Conversion Notice and prepare and send the details referred to in Clause 6.4.3 separately for each such specified principal amount (and, for the avoidance of doubt so they are not aggregated for the purpose of calculating the number of Shares, or amount of other property, issuable on conversion).

6.5	Delivery by the Company:

6.5.1	Upon receipt of the relevant Conversion Agent Notification, the Company will forthwith send notification (in the manner specified in Exhibit C hereto) by facsimile to the Conversion Agent which has initially received the relevant Conversion Notice (and will send a copy to the Principal Agent (if it is not the Agent which received the relevant Conversion Notice) and the Registrar), in the case of a Bond in respect of which the Conversion Right has been exercised and in respect of which a Conversion Notice was deposited, confirming that delivery, despatch or payment in accordance with such Conversion Notice (or otherwise in accordance with the converting Bondholder’s instructions) of the certificate or certificates for the relevant Shares and/or securities, property or cash required to be delivered and/or paid upon conversion has been or will be made.

6.5.2	In addition, upon delivery and despatch of the certificate(s) for the relevant Shares issued on conversion or delivery of the relevant Shares through the Central Clearing and Settlement System of Hong Kong to the converting Bondholder, the Company shall send confirmation by facsimile to the Conversion Agent which has sent the relevant Conversion Notice (and will send a copy to the Principal Agent and the Registrar) that the converting Bondholder or other person nominated in the Conversion Notice has been registered as the owner of the relevant Shares issued on conversion.

6.5.3	Promptly upon receipt of the confirmation referred to in Clause 6.5.2 of registration in the register of shareholders or notification that cash has been paid upon conversion (but not before), the Registrar shall remove the name of the relevant Bondholder from the Register, or reduce the number of Bonds of which it is registered as owner, as appropriate.

6.6	Company to provide Conversion Notice and Particulars of Adjustment to Conversion Price: As soon as is practicable following a request from time to time, the Company will provide the Conversion Agents with copies of the form of Conversion Notice and shall, whenever the Conversion Price is adjusted pursuant to the Trust Deed, as soon as practicable notify each of the Trustee and the Conversion Agents of particulars of the event giving rise to the adjustment, the Conversion Price after such adjustment, the date on which such adjustment takes effect and such other particulars and information as the Trustee or the Agents may reasonably require. If required by any Bondholder, the Conversion Agents shall make Conversion Notices in the current form available to Bondholders.

6.7	Notification of Closure of Register of Shareholders: The Company shall as soon as is practicable after becoming aware of the same give notice to the Trustee and the Agents of any dates upon which the Company’s register of shareholders is to be closed. Such notice shall give particulars of the reason for such closure and the expected date when the register will be re-opened.

6.8	Identification Codes: Each Conversion Notice deposited with a Conversion Agent and each facsimile transmission sent and letter delivered in respect of a Conversion Notice pursuant to the foregoing provisions of this Clause 6.8 by any Conversion Agent shall indicate the identification code designated below for that Conversion Agent, followed by the words “Renesola Ltd RMB928,700,000 USD settled 1.00 per cent. Convertible Bonds due 2012”, and shall bear the lowest number previously unused by that Conversion Agent in the sequence of whole numerals starting from one and continuing in uninterrupted sequence upwards, for identification. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to the conversion, receipt, delivery and/or payment of Shares and/or any other securities, property and cash relating to such Conversion Notice shall bear the same identifying number as well as the identification code of the relevant Conversion Agent.

The identification codes of the Conversion Agents shall be as follows:

Deutsche Bank AG, Hong Kong Branch “DBHK”

Deutsche Bank Luxembourg S.A. “DBLX”

Thus, by way of example, the reference to be used for the fifth Conversion Notice deposited with the Principal Agent and for each facsimile transmission and letter relating thereto would be “DBHK/Renesola Ltd RMB928,700,000 USD settled 1.00 per cent. Convertible Bonds due 2012/0005”.

6.9	Fees and Expenses of Conversion: The Company shall pay all stamp, issue, registration, excise, and similar taxes and duties and transfer costs (if any) payable with respect to the deposit of Bonds for conversion and the issue and delivery of Shares following such deposit (other than those taxes and duties payable by the converting Bondholder as expressly provided in Clause 6.1 or the Conditions), all expenses arising in Hong Kong on the issue of Shares on conversion of Bonds and all charges of the Conversion Agents in connection thereon.

6.10	Taxes and Duties: The Conversion Agent is not under any obligation to determine whether a Bondholder is liable to pay any taxes or duties, including stamp, issue, registration or similar taxes and duties upon exercise by such Bondholder of the Conversion Right. The Agent shall be entitled to rely without further enquiry and without liability on any information provided by such Bondholder in the Conversion Notice as to any such amounts payable and as to the details of the relevant tax authorities to which the Conversion Agent must pay monies received in settlement of the taxes and duties payable pursuant to Condition 6(B)(ii).

7	EARLY REDEMPTION

7.1	Notice of Redemption: If the Company intends to redeem all of the Bonds under Conditions 8(B) or 8(C) it shall, at least 5 days before the latest date for the publication of the notice of redemption required to be given to Bondholders in accordance with Condition 17, give prompt notice in writing of its intention to the Principal Agent and the Trustee stating the date on which such Bonds are to be redeemed and the Early Redemption Amount.

7.2	Redemption Notice: On behalf of and at the request and expense of the Company, the Principal Agent shall publish the notice in accordance with Condition 17, in the form approved by the Company, required in connection with such redemption. Such notice shall specify the details in accordance with Condition 8(H). The Principal Agent shall forthwith notify the other Paying Agents of the contents of such notice.

7.3

Redemption at the Option of the Bondholders and Redemption for Delisting or Change of Control: Each Paying Agent will keep a stock of notices (“Redemption Notices”) in a form similar to that set out in Exhibit E and will make them available on demand to Bondholders. The Paying Agent with which a Certificate is deposited pursuant to Condition 8(D) or 8(E) shall hold such Certificate on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the due date for redemption of the Bonds in respect of which it is issued pursuant to Condition 8(D) or 8(E), as the case may be. On that date, subject as provided below, the relevant Paying Agent shall surrender such Certificate to itself and treat it as if surrendered by the holder in accordance with the Conditions and (in the case of the Global Certificate) endorse the Schedule to such Certificate with the principal amount of Bonds to be redeemed and the principal amount of Bonds remaining after such redemption. If the Bond (or Bonds) represented by the deposited Certificate becomes (or become) immediately due and payable before that date, the Paying Agent concerned shall mail such Certificate by uninsured post to, and at the risk of, the relevant Bondholder at the address shown for the Bondholder on the register of Bondholders as supplied by the Registrar. At the end of the period for exercising the option in Condition 8(D) or 8(E), as the case may be, each Paying Agent shall promptly notify the Principal Agent of the principal amount of Bonds in respect of which Redemption Notices have been deposited with it and will forward such Redemption Notices to the Principal Agent. The Principal Agent shall promptly notify such information and details of the principal amount of Bonds represented by the Global Certificate in respect of which the option in Condition 8(D) or 8(E), as the case may be, has been exercised to the Company and the Trustee. A Redemption Notice, once delivered, shall be irrevocable.

7.4	Effect of Notice of Redemption: Once a notice of redemption is provided in accordance with Condition 17 and/or a Redemption Notice is duly completed, signed and deposited with any Paying Agents in accordance with Condition 8(D) or 8(E), Bonds called/put for redemption shall become due and payable on the date fixed for redemption of the Bonds, the Relevant Event Redemption Date and/or the Put Option Date (as the case may be) at the redemption price or the Early Redemption Amount (as the case may be) stated in the relevant notice. Upon surrender of any Certificate in respect of such Bond for redemption in accordance with said notice, such Bond shall be paid by the Company at the redemption price or the Early Redemption Amount (as the case may be) in accordance with the Conditions.

7.5	Bondholders’ Tax Option: Each Agent will keep a stock of notices (“Bondholder’s Tax Election Notice”) in a form similar to that set out in the Exhibit F and will make them available on demand to Bondholders. The Agent with which a Bond is deposited pursuant to Condition 8(C)(2) shall hold such Bond on behalf of the depositing Bondholder (but shall not, save as provided below, release it) until the proposed Tax Redemption Date of the Bonds pursuant to Condition 8(C)(1). On that date, subject as provided below, the relevant Agent shall return such Bond to the depositing Bondholder and (in the case of the Global Certificate) endorse the relevant Schedule to such Certificate appropriately. If the deposited Bond (or Bonds) becomes (or become) immediately due and payable before that date, the Agent concerned shall mail such Certificate by uninsured post to, and at the risk of, the relevant holder.

7.6	Deposit of Redemption Price: For value on the second business day prior to the relevant redemption date, the Company shall deposit with the Principal Agent money (in US dollars, calculated in accordance with the Conditions) sufficient to pay the redemption price of all Bonds to be redeemed on that date other than any Bonds called for redemption on that date which have been converted prior to the date of such deposit. The Principal Agent shall as soon as practicable return to the Company upon its written request any money (without interest thereon) not required for that purpose because of conversion of any Bonds called for redemption.

8	CANCELLATION OF BONDS

8.1

Cancellation by Agents: All Bonds which are redeemed, converted or purchased by the Company or any of its Subsidiaries shall be cancelled by the removal of the relevant Bondholder’s name from the Register by the Registrar and cancellation of the corresponding Certificates (or appropriate amendment of the Global Certificate if the Bonds are represented thereby) by the Agent to which they were surrendered or with which they were deposited.

8.2	Cancelled Certificates: Each Agent shall (unless it is itself the Principal Agent) give all relevant details for the purposes of Clause 8.3 to, and shall forward Certificates cancelled by it promptly to, the Principal Agent or, as the case may be, its designated agent.

8.3	Certification of Payment Details: Subject to receipt of the information described in Clause 8.2, the Principal Agent shall as soon as reasonably practicable, upon a request in writing from any of the Company, the Trustee and the Registrar, furnish the Company, the Trustee and the Registrar with a certificate signed by its duly authorised officer (whose name and specimen signature have previously been provided to the Company) stating (as applicable) (1) the aggregate amounts paid in respect of Bonds redeemed or paid and cancelled, (2) the aggregate principal amount of Bonds converted and cancelled and (3) the identifying numbers of such Bonds and (4) that such Bonds have been cancelled. Such certification may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Bonds, of payment of interest thereon (if any) or (as the case may be) of the issue of replacement Certificates.

8.4	Cancelled Certificates: Unless otherwise instructed by the Company, the Principal Agent or its designated agent shall destroy the cancelled Certificates in its possession or held to its order and furnish to the Company and the Trustee upon request, a certificate of such destruction.

8.5	Records: Subject to receipt of the relevant information, the Principal Agent shall keep a full and complete record of all Bonds and of their redemption, conversion, payment, cancellation, despatch to the Company and replacement (as appropriate) and shall make such record available at all reasonable times during office hours to the Company, the Trustee and the other Agents. Notwithstanding the foregoing, the Principal Agent shall not be required to keep a record of the Register.

8.6	Identifying Numbers: The Registrar shall notify the Principal Agent of the identifying numbers of the Bonds and the definitive Certificates which are issued and the same shall form the basis of the records to be kept by the Principal Agent.

9	ISSUE OF REPLACEMENT CERTIFICATES

9.1

Stocks of Certificates: From time to time after such time (if ever) as Bonds may be transferred into a name other than that of the holder of the Global Certificate, the Company will cause a sufficient quantity of additional blank Certificates (other than the Global Certificate) to be available, upon request, to the Registrar at its specified office in Luxembourg for the purpose of delivering replacement Certificates as provided below. The Company will promptly notify the Trustee and the Registrar (and the Paying Agent, if applicable) if the authorised officer of the Company whose facsimile signature appears on such stocks of replacement Certificates ceases to be so authorised. In such circumstances the Company will promptly, properly and validly appoint a replacement authorised officer and upon the request of the Registrar or the Trustee promptly deliver to the Registrar such number of replacement Certificates as it may reasonably request, duly signed manually or in facsimile by such replacement authorised officer. Upon receipt of such replacement Certificates, the Registrar or its agent will be deemed to have been authorised by the Company to destroy any previous replacement Certificates and will notify the Company of such destruction.

9.2	Replacement: The Registrar will, subject to and in accordance with Condition 14 and the following provisions of this Clause, authenticate and deliver or cause to be authenticated and delivered (directly or, if applicable, through the relevant Agent) any replacement Certificates which the Company may determine to issue or deliver in place of Certificates which have been mutilated, defaced, lost, stolen or destroyed. The Registrar will inform the Company upon receiving any request from a Bondholder (directly or, if applicable, through the relevant Agent) for the issue of a replacement Certificate.

9.3	Conditions of Replacement: The Registrar will verify with the relevant Agent, in the case of an allegedly lost, stolen or destroyed Certificate in respect of which the identifying number is known or believed to be known, that the Bond in respect of which such Certificate is issued has not been redeemed or converted or purchased by the Company and cancelled and the Registrar shall not deliver or cause to be delivered any replacement Certificate unless and until the applicant therefor shall have:

9.3.1	paid such costs, taxes and duties as may be incurred in connection therewith;

9.3.2	furnished the Registrar (directly or, if applicable, through the relevant Agent) with such evidence (including evidence as to the identifying number of the Certificate in question if known) and indemnity as the Company and the Registrar may reasonably require; and

9.3.3	surrendered to the Registrar (directly or, if applicable, through the relevant Agent) any mutilated or defaced Certificate to be replaced.

9.4	Cancellation of replaced Certificates: The Registrar shall cancel or procure the cancellation of any mutilated or defaced Certificates surrendered to it for replacement. Unless otherwise instructed by the Company, the Registrar shall destroy or procure the destruction of such cancelled Certificates and upon request by the Company or the Trustee, furnish the Company, the Trustee and the Principal Agent with a certificate confirming such destruction and containing the information specified in Clause 8.3.

9.5	Notification: The Registrar shall, on delivering (either directly or, if applicable, through the relevant Agent) any replacement Certificate, forthwith inform the Company and each of the other Agents, of the identifying number of such replacement Certificate and (if known) of the identifying number of the definitive Certificate and the relevant Bonds in place of which such replacement Certificate has been delivered.

9.6	Records: The Registrar shall keep a full and complete record of all replacement Certificates delivered (either directly or, if applicable, through the relevant Agent) and shall make such record available during office hours at all reasonable times to the Company, the Trustee and the Principal Agent.

9.7	Notice of presentation of replaced Certificates: Whenever any Certificates alleged to have been lost, stolen or destroyed in replacement for which a new Certificate has been issued shall be surrendered or delivered to an Agent prior to payment or for conversion, the Agent shall immediately send notice thereof to the Company, the Registrar and the Principal Agent.

10	DUTIES OF THE TRANSFER AGENTS IN RESPECT OF TRANSFERS

If and to the extent specified by the Conditions and in accordance therewith and the terms of this Agreement or if otherwise requested by the Company, each Transfer Agent will:

10.1	receive requests for the transfer of Bonds, inform the Registrar, forward the deposited Certificate(s) to the Registrar and assist in the issue of a new Certificate in accordance with the Regulations referred to in Clause 13 and in particular forthwith notify the Registrar of (1) the name and address of the holder of the Bond, (2) the identifying number of the relevant Certificate and the relevant Bonds, (3) (where not all Bonds in respect of which a Certificate was issued are to be transferred) the number of Bonds transferred and their identifying numbers, and (4) the name, address and account for payments (if any) of the transferee to be entered on the Register; and

10.2	keep the Registrar informed of all transfers.

11	DUTIES OF THE REGISTRAR

11.1	The Register: The Registrar shall maintain a register (the “Register”) outside United Kingdom in accordance with the Conditions and the Regulations referred to in Clause 13. The Register shall:

(i)	show the amount of Bonds and the date of issue and all subsequent transfers and changes of ownership in respect thereof and the names and addresses of the holders of Bonds;

(ii)	at all reasonable times during office hours be made available to the Company, the Trustee, the other Agents or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Bonds, their addresses, registered accounts, holdings and other details as they may request; and

(iii)	include a record of the identifying number allocated to each Bond and the identifying number allocated to each definitive Certificate which is issued. Each Certificate will carry the identifying number of the Bond or Bonds in respect of which it is issued, as well as its own identifying number.

The Registrar will maintain proper records in relation to the title to any of the Bonds including all forms of transfer, probates, letters of administration and powers of attorney. The provisions set forth in Exhibit D hereto shall apply in relation to the maintenance of the Register and the transfer of Bonds. The Registrar will enter in the Register the details of all redemptions or conversion of Bonds notified to it as aforesaid and the Registrar will comply with the proper and reasonable requests of the Company with respect to the maintenance of the Register and will provide to the

Company, the Trustee and other Agents such information with respect thereto as may be requested by the Company or may be reasonably required by the Trustee or the other Agents for the proper performance of their respective duties.

11.2	Transfers: The Registrar will receive requests for the transfer of Bonds and will also receive Certificates deposited with a Transfer Agent for transfer, effect the necessary entries, authenticate and issue new Certificates in accordance with the Regulations referred to in Clause 13 and deliver the new Certificate(s) to the relevant Agent.

11.3	Replacement: The Registrar will also have certain duties in connection with the replacement of certificates, which duties are set out in Clause 9.

12	DOCUMENTS AND CERTIFICATES FOR THE REGISTRAR

12.1	Supply of Certificates: From time to time after such time (if ever) as Bonds may be transferred to a name other than that of the holder of the Global Certificate, the Company will deliver to the Registrar and each Transfer Agent in reasonably sufficient time for the performance of its duties hereunder:

12.1.1	a supply of blank definitive Certificates sufficient to meet the Registrar and each Transfer Agent’s anticipated requirements as specified by the Registrar for Certificates upon effecting the transfers required by the holder of the Global Certificate; and

12.1.2	from time to time, so long as any Bond is outstanding, sufficient additional blank definitive Certificates as may be required by the Registrar for the performance of the Registrar’s and each Transfer Agent’s duties.

12.2	Safekeeping of Certificates: Each Transfer Agent and the Registrar shall maintain in safekeeping all Certificates and blank Certificates delivered to and held by it and shall ensure that Certificates are issued only in accordance with the Conditions (including the provisions of the Global Certificate) and the provisions of this Agreement.

12.3	Information: Within seven days of any request therefor by the Company or any Agent, so long as any of the Bonds are outstanding, each Transfer Agent and the Registrar shall certify to the Company and the relevant Agent the number of blank Certificates held by it hereunder.

13	INFORMATION AND REGULATIONS CONCERNING THE BONDS

13.1	Provision of information: Each Agent will give to the other Agents such further information with regard to their activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

13.2	Regulations: The Company may, subject to the Conditions, from time to time with the approval of the Registrar and the Trustee promulgate regulations (the “Regulations”) concerning the carrying out of transfers of Bonds and the forms and evidence to be provided. All such transfers will be made subject to the Regulations. The initial Regulations are set out in Exhibit D. The Registrar shall, at the expense of the Company, provide copies of the current Regulations to Bondholders (free of charge) upon request in accordance with Condition 3(F).

14	REMUNERATION

14.1	Fees: The Company will, in respect of the services to be performed by the Principal Agent and the Registrar and the other Agents under this Agreement, the Conditions and the Trust Deed pay to the Principal Agent the commissions, fees and expenses as separately agreed in writing with the Principal Agent and the Company need not concern itself with the apportionment of such moneys as between the Principal Agent, the Registrar and the other Agents.

14.2	Costs: The Company will pay to the Principal Agent all out-of-pocket expenses (including, without limitation, advertising and insurance expenses and the fees and expenses of legal advisers) properly incurred by any Agent and the Registrar in connection with its services performed under this Agreement, the Conditions and the Trust Deed promptly upon receipt from the Principal Agent of notification of the amount of such expenses together with the relevant invoices and/or receipts.

14.3	The Agent shall have no obligation to act if it believes it will incur costs for which it will not be reimbursed.

14.4	Distribution to Agents: The Principal Agent will be responsible for distributing the remuneration of the Agents and the Registrar and their relevant costs and expenses promptly upon receipt of the moneys therefor from the Company.

14.5	Stamp duties: The Company will pay or reimburse all stamp, registration and other similar taxes, fees or duties, if any, to which this Agreement may be subject on execution, issue, payment or enforcement.

14.6	Obligations to survive: Any outstanding obligations of the Company to the Agents and the Registrar under this Clause 14 shall survive the termination of this Agreement, the Conditions and the Trust Deed and the resignation or removal of any of the Agents or the Registrar.

15	FUNDS HELD BY PRINCIPAL AGENT

15.1	Repayment: Any sums paid by, or by arrangement with, the Company to the Principal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Company unless and until the Bonds in respect of which such sums were paid shall have been converted or redeemed or purchased and cancelled or claims in respect of such sums shall have become prescribed under Condition 11, but in any of these events the Principal Agent shall (provided that all other amounts due under this Agreement shall have been duly paid), save as mentioned below, forthwith repay to the Company upon its written request sums (without interest) equivalent to the amounts which would otherwise have been payable on the relevant Bonds together with any fees previously paid (except for any commissions, fees and expenses paid by the Company pursuant to Clause 14) to the Principal Agent in respect of such Bonds.

15.2	Use of moneys: The Principal Agent shall be entitled to deal with moneys paid to it by the Company for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Company for any interest thereon, save as otherwise agreed between the Company and the Principal Agent. No Agent shall exercise any right of set-off or lien or similar claim over moneys paid to it or by it under this Agreement. Unless required by law, moneys held by the Principal Agent need not be segregated.

16	MISCELLANEOUS

16.1	Publication of notices: On behalf and at the written request and expense of the Company, the Principal Agent will as soon as practicable cause to be published any notices required to be given by the Company or the Trustee in accordance with the Trust Deed or any of the Conditions, save as set out herein. The Company shall provide the Principal Agent with signed copies of any notices to be published at least five business days prior to the date of publication.

16.2	Notices to the Trustee: Upon each occasion that the Company gives to the Trustee any notice in connection with the Bonds, the Company shall at the same time give a similar notice to the Principal Agent.

16.3	Voting: Each of the Agents shall perform the functions described as being performed by it in Schedule 3 to the Trust Deed and shall keep a full and complete record of forms of proxy issued by it.

16.4	No implicit duties: The Agents shall be obliged to perform such duties, and only such duties, as are herein and in the Conditions specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Conditions against any of them.

16.5	No agency or trust: In acting hereunder and in connection with the Bonds, the Agents shall act solely as agents of the Company (or, where a notice given by the Trustee pursuant to Clause 5.6 shall not have been withdrawn, the Trustee) and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Bondholders.

16.6	Taking of advice: Any of the Agents may consult with legal or other professional advisers satisfactory to it, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

16.7	Liability: The Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in good faith in reliance upon any instruction, request or order from the Company, the Trustee, or any Bond, Certificate, form of transfer, Conversion Notice, resolution, direction, consent, certificate, affidavit, statement, facsimile transmission, electronic message or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties. The Agents shall not be under any obligation to take any action hereunder which may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it, or would be contrary to applicable law or regulation.

16.8

Indemnity by the Company: The Company will indemnify each of the Agents against any losses, liabilities, costs, claims, actions, demands, damages or expenses which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise or non-exercise by it of its powers, discretions and duties, except such as may result from its own wilful misconduct, wilful default, gross negligence or bad faith or that of its directors, officers, employees or agents. Each Agent shall, to the extent permitted by laws, notify the Company promptly of any third party claim for which it may seek an indemnity from the Company and such Agent shall use its best endeavours to co-operate with the Company in its defence of such claim. The relevant Agent will use its best endeavours to consult with the Company and with respect to any settlement offer. The consultation period will expire on the thirtieth day after the notice of such settlement offer is given by the relevant Agent to the Company. Except in the case of gross negligence, wilful conduct, bad faith or wilful default, no Agent shall be liable either for any act or omission under this Agreement, or if any Bond, Certificate, form of transfer or Conversion Notice shall be lost, stolen, destroyed or damaged. Notwithstanding the foregoing, under no circumstances will the Agents be liable to the Company or any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever; in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage. The provisions of this Clause 16.8 shall survive the resignation or removal of any Agent or the Registrar and the termination of this Agreement.

16.9	Entitlement to treat holder as owner: Except as ordered by a court of competent jurisdiction or may be required by law, each of the Agents shall (whether or not the relevant Bond is overdue and regardless of any notice of ownership, trust or any interest, or writing on, or the loss or theft of, the Certificate issued in respect of it) be entitled to treat the registered holder of any Bond as the absolute owner for all purposes.

16.10	Copies of documents: So long as any of the Bonds remains outstanding, the Company shall provide the Agents with a sufficient number of copies of the Trust Deed and of each of the documents which are sent to the Trustee or which are required to be made available by stock exchange regulations or stated in the Offering Circular relating to the Bonds, to be available and, subject to being provided with such copies, each of the Agents will procure that such copies shall be available at its specified office during normal office hours for examination by Bondholders and that copies thereof will be furnished to Bondholders upon request.

16.11	Acquisition of Bonds: Any Agent, their affiliates and each of their respective officers, directors and employees, may become the owner of, or acquire any interest in, any Bonds or Shares with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or other obligations of the Company as freely as if it were not appointed hereunder.

16.12	Merger: Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of any Agent shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company, the Trustee and the Bondholders.

17	CHANGES IN AGENTS

17.1	Appointment and termination of appointment: The Company may appoint further or other Agents. The Company may also terminate the appointment of any Agent at any time subject to the prior written approval of the Trustee (which shall not be unreasonably withheld or delayed). Such termination shall be effective by giving:

17.1.1	to the Trustee; and

17.1.2	in the case of any Agent other than the Principal Agent, to the Principal Agent; and

17.1.3	to the Agent whose appointment is to be terminated,

at least 30 days’ written notice to that effect. However, no such notice relating to the termination of the appointment of the Principal Agent or the Registrar shall take effect until a new Principal Agent or, as the case may be, Registrar approved in writing by the Trustee has been appointed on terms approved (such approval not to be unreasonably withheld or delayed) in writing by the Trustee. The Company shall procure that there is at all times (a) a Principal Agent, (b) (if requested by the Trustee) a Paying Agent with a specified office in an EU member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the provisions of the ECOFIN Council Meeting of 26-27 November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive and (c) a Registrar which will maintain a register of Bondholders outside Hong Kong and United Kingdom. The termination of the appointment of any Agent shall not take effect (1) until notice thereof shall have been given to the Bondholders in accordance with Condition 17 and (2) within the period commencing 45 days immediately preceding any due date for a payment in respect of the Bonds and ending 15 days after such date.

17.2	Resignation: Any Agent may resign its appointment hereunder at any time by giving to the person(s) referred to in Clauses 17.1.1 and 17.1.2 and the Company at least 30 days’ written notice to that effect, provided that (i) in the case of the resignation of the Principal Agent or the Registrar, no such resignation shall take effect until a new Principal Agent or, as the case may be, Registrar approved (such approval not to be unreasonably withheld or delayed) in writing by the Trustee has been appointed by the Company on terms approved (such approval not to be unreasonably withheld or delayed) in writing by the Trustee, (ii) no such resignation shall take effect unless upon the expiry of the notice period there are Agents as required by Clause 17.1 and the Conditions, (iii) no such resignation shall take effect until notice thereof shall have been given to the Bondholders in accordance with Condition 17 and (iv) no such notice shall be given so as to expire within a period commencing 30 days immediately preceding any due date for a payment in respect of the Bonds and ending 15 days after such date. Notwithstanding the above, the Company agrees with each Agent that if, by the day falling 10 days before the expiry of any notice referred to above, the Company has not appointed a replacement Agent, then the relevant Agent shall be entitled, on behalf and at the expense of the Company, to appoint in its place any reputable financial institution of good standing on terms approved by the Trustee.

Notwithstanding any other provision of this Clause 17, the appointment of any Agent shall forthwith terminate if such Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or assets or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of such Agent or any analogous event occurs under any applicable law.

17.3	Delivery of Records by Principal Agent on Termination: If the appointment of the Principal Agent hereunder is terminated or the Principal Agent resigns its appointment hereunder, the Principal Agent shall subject to payment of all outstanding fees and expenses, on the date on which such termination or resignation takes effect, pay to the successor Principal Agent the amounts held by it in respect of Bonds, the Certificates relating thereto which have not been presented for payment and any other amounts held by it in respect of the Bonds and shall deliver to the successor Principal Agent Bonds surrendered to it but not yet destroyed, Conversion Notices held by it, all records concerning Bonds and the Certificates maintained by the Principal Agent pursuant to this Agreement, but shall have no other duties or responsibilities to provide services as Principal Agent hereunder. The Principal Agent shall be entitled to the payment by the Company of its remuneration for the services previously tendered hereunder in accordance with the terms of Clause 14 and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

17.4	Delivery of Records by Registrar on Termination: If the appointment of the Registrar is terminated or the Registrar resigns its appointment hereunder, the Registrar shall subject to payment of all outstanding fees and expenses, on the date on which such termination or resignation takes effect, deliver to the successor Registrar, the Register, all Certificates and blank Certificates held by it and all other records concerning the Bonds maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities to provide services as Registrar hereunder.

17.5	Delivery of Records by Agents on Termination: If the appointment of any Agent is terminated or any Agent or the Registrar resigns its appointment hereunder, such Agent or the Registrar shall subject to payment of all outstanding fees and expenses, on the date on which such termination or resignation takes effect, deliver to any successor Agent or the Registrar or, if none, the Principal Agent any records or other documents concerning the Bonds maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

17.6	Change of Office: If any Agent shall change its specified office, it shall give to the Company, the Principal Agent and the Trustee not less than 30 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter, the Principal Agent shall give to the Bondholders, on behalf of and at the expense of the Company, notice of such change and the address of the new specified office in accordance with Condition 17.

18	NOTICES

Any notice required to be given under this Agreement to any of the parties shall be made in the English language or shall be accompanied by a certified English translation and shall be by letter sent by pre-paid registered post or courier or facsimile transmission:

to the Company:	Renesola Ltd
8 Baoquan Road
Jiashan City
Zhejiang 314117
PRC

	Attention:	Chief Financial Officer
	Fax no.:	(86) 573 477 3063

to the Trustee:	DB Trustees (Hong Kong) Limited
55/F Cheung Kong Center
2 Queen’s Road Central
Hong Kong

	Attention:	The Managing Director
	Fax no.:	+852 2203 7320

with a copy to:

Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB

	Attention:	The Managing Director
	Fax no.:	+44 207 547 6149

to the Registrar:	Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

	Attention:	Coupon Paying Department
	Fax no.:	+352 437 136

and, in the case of any of the Paying Agents, to the Principal Agent care of:

Deutsche Bank AG, Hong Kong Branch
55/F Cheung Kong Center
2 Queen’s Road Central
Hong Kong

	Attention:	Trust & Securities Services
	Fax no.:	+852 2203 7320

with a copy to:

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB

Attention:	Trust & Securities Services
Fax no.:	+44 207 547 6149

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in the place of receipt after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

19	CONTRACTS (RIGHTS OF THIRD PARTIES ) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Agreement.

20	GOVERNING LAW AND JURISDICTION

20.1	Governing Law: This Agreement shall be governed by and construed in accordance with English law.

20.2	Jurisdiction:

20.2.1	The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The parties to this Agreement irrevocably submit for all purposes for or in connection with this Agreement to the jurisdiction of the courts of England and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

20.2.2	Nothing in this Clause 20 shall limit the right of any party to this Agreement to take Proceedings against any other party in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude any party from taking Proceedings in any other jurisdiction, whether concurrently or not.

20.3	Service of Process: The Company irrevocably appoints Law Debenture Corporate Services Limited, currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, as its authorised agent for service of process in England. The Company will procure that, so long as any of the Bonds are outstanding, there shall be in force an appointment of such a person with an office in England with authority to accept service as aforesaid on behalf of the Company and, failing such appointment within 15 days after demand by or on behalf of the Trustee, the Trustee shall be entitled by notice to the Company to appoint such person. Nothing herein shall affect the right to serve process in any other manner permitted by law.

21	COUNTERPARTS

This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.

EXHIBIT A

CONVERSION NOTICE

RENESOLA LTD

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds due 2012 (the “Bonds”)

(Please read the notes overleaf before completing this Notice.)

Name:	Date:
Address:	Tel No:
*Euroclear/Clearstream Account No.:	Fax No:

(*delete as appropriate)

Signature1:

To: [Conversion Agent]

Cc: Deutsche Bank AG London

       Fax: +44 207 547 6624

Cc: Renesola Ltd (the “Company”)

I/We, being the holders of the Bonds specified below, hereby irrevocably elect to convert such Bonds into fully-paid ordinary shares of the Company (the “Shares”) with no par value in accordance with the terms and conditions of the Bonds.

1	Total principal amount, number and identifying numbers of Bonds to be converted:

Total principal amount:

Total number of Bonds:

Identifying numbers of Bonds (if relevant)*:

Identifying numbers of Certificates deposited in respect of Bonds to be converted (if relevant)*:

N.B. If necessary, the identifying numbers of Bonds and Certificates can be attached separately.

*	Not required for Bonds represented by a Global Certificate
[1]

Where the Bonds to be converted are evidenced by the Global Certificate, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the beneficial owner of the Bonds to be converted that the information in the Conversion Notice is true and accurate on delivery. If applicable, a corporation should sign under hand by an authorised official who must state his/her capacity and print the name of the relevant corporation.

2	Name(s) and address(es) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name:
Address:

Telephone Number:
Fax Number:

3	We certify that:

3.1	the amount of (if any) stamp, issue, registration or other similar taxes and duties (“Duties”):

3.1.1	arising upon exercise of the [Conversion Right] in the country in which such [Conversion Rights] are exercised is:

Amount:

Country in which [Conversion Rights] are exercised:

and/or

3.1.2	payable in any jurisdiction consequent upon the issue or transfer of Shares to or to the order of a person other than the exercising Bondholder is:

Amount:

Country in which Duties are payable:

3.2	the relevant tax authorities to which the Principal Agent must pay monies paid to it pursuant to Condition 6(B)(ii):

Tax Authority Address:

Telephone number:

4	I/We hereby request that the certificates for the Shares together with any other securities, property or cash, including any US dollar cheque in respect of payment of an Equivalent Amount pursuant to Condition 6(B)(iii) required to be delivered upon conversion, be despatched (at my/our risk and expense) to the person whose name, contact person, telephone numbers, fax number and address is given below and in the manner specified below:

Name:
Contact Person:
Address:

Account No.:

Account Name:

Telephone Number/Fax Number:

Manner of despatch:

The Certificate in respect of the Bonds converted hereby accompanies this Conversion Notice.*

Name:
Address:

*	Not required for the Global Certificate.

5	The Company has notified the Conversion Agents that the Company’s register of shareholders will be closed on the following dates:

N.B.

(i)	This Conversion Notice will be void unless the introductory details and Sections 1 to 4 are completed.

(ii)	Your attention is drawn to Condition 6(B)(ii) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.

(iii)	Despatch of share certificates or other securities or property will be made at the risk and expense of the converting Bondholder and the converting Bondholder will be required to submit any necessary documents required in order to effect despatch in the manner specified.

(iv)	If a retroactive adjustment contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash or, as the case may be, Equivalent Amount previously issued pursuant to the relevant Conversion Notice.

For Agent’s use only:

1	(A) Bond conversion identification reference: [ ] Renesola Ltd RMB928,700,000 USD settled 1.00 per cent. Convertible Bonds due 2012

(B)	Deposit Date:

(C)	Conversion Date:

2	(A) Aggregate principal amount of Bonds in respect of which Certificates have been deposited for conversion:

(B)	Conversion Price on Conversion Date:

(C)	Number of Shares issuable:

(D)	Interest payable:

3	(if applicable) amount of cash payment due to converting Bondholder under Condition 6(A)(ii) in respect of fractions of Shares:

The Conversion Agent must complete items 1, 2 and (if applicable) 3.

EXHIBIT B

NOTIFICATION FROM AGENT

Form of notification to be sent by facsimile transmission by an Agent to the Company, and, if different, the Principal Agent—see Clause 6.4.

RENESOLA LTD

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds Due 2012 (the “Bonds”)

To:	Renesola Ltd (the “Company”) (attention: [•])

To:	Principal Agent (attention: Corporate Trust & Agency Services)

Bonds conversion identification reference:             /Renesola Ltd RMB928,700,000 USD settled 1.00 per cent. Convertible Bonds Due 2012/.

(A)

(B)

(C)

(D)

(E)

(F)

(G)

(H)

(I)

Regards

[name of agent]

[Identifying symbol and number]

Explanation

Against the letters (A) to (I) inclusive will be inserted the following information with respect to the relevant Conversion Notice:

(A)	=	name and address of converting holder of the Bonds or accountholder of Euroclear or Clearstream or other clearing system in which the Bond is held at such time;

(B)	=	total number of Bonds in respect of which a Certificate has been deposited by the same holder of the Bonds;

(C)	=	identifying numbers of the Bonds;

(D)	=	number of Shares (excluding fractions) issuable to such holder of the Bonds;

(E)	=	details of the amount in which the cash payable to a Bondholder (if any) is to be deposited;

(F)	=	name(s) and address(es) of person(s) in whose name(s) the Shares issuable upon conversion are to be registered;

(G)	=	(if applicable) amount of cash payment due to converting holder of the Bonds in respect of fractions of Shares;

(H)	=	the Deposit Date, the Conversion Date and the Conversion Price in respect of the conversion; and

(I)	=	name and address of person to whom, and the manner in which, share certificates, etc. and, if applicable, a cheque in respect of an Equivalent Amount pursuant to Condition 6(B)(iii) are to be despatched.

EXHIBIT C

NOTIFICATION FROM COMPANY

Form of notification to be sent by facsimile transmission by the Company to the Agent which has sent the relevant Conversion Notice—see Clause 6.4.

RENESOLA LTD

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds due 2012 (the “Bonds”)

To:	[ ]
as Agent

Cc:	Deutsche Bank AG London
Fax: +44 207 547 6624

To:	[ ] (attention: [ ])
[ ] (attention: [ ])

Bond conversion identification reference

(A)

(B)	(i)

(ii)

(iii)

(iv)

(C)

(D)

Regards

Renesola Ltd

Explanation

Against the letters (A) to (D) inclusive will be inserted the following information with respect to the delivery of Shares upon conversion:

(A)	=	the identification code and number of the Agent who forwarded the copy of the Conversion Notice in respect of the Bonds that have been converted;

(B)	=	(i) the number of Shares delivered upon conversion;

(ii) the amount of cash paid under Condition 6(A)(ii) in respect of fractions of Shares; and

(iii) the amount of any other cash (including any Equivalent Amount) received upon conversion;

(C)	=	the date on which the certificate or certificates for Shares and any securities, property or cash were made available for collection; and

(D)	=	if applicable, the name and address of the person to whom or to whose order the certificate or certificates for Shares and/or cash. if any, were despatched and the address to which and the manner in which they were despatched.

EXHIBIT D

REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF

BONDS

1	Each Bond shall be in the denomination of RMB100,000. Certificates, each evidencing entitlement to one or more Bonds, shall be issued in accordance with the Conditions.

2	The Bonds are transferable by execution of the form of transfer on each Certificate endorsed under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In this Exhibit “transferor” shall where the context permits or requires include joint transferors and be construed accordingly.

3	The Certificate issued in respect of the Bond to be transferred must be delivered for registration to the office of a Transfer Agent or the Registrar accompanied by such other evidence (including certificates and/or legal opinions) as the Transfer Agent or the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Bond and his identity and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so. The signature of the person effecting a transfer of a Bond shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or Registrar may require.

4	The executors or administrators of a deceased holder of Bonds (not being one of several joint holders) and, in the case of the death of one or more of joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Company as having any title to such Bonds.

5	Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Transfer Agent or the Registrar shall require (including certificates and/or legal opinions), be registered himself as the holder of such Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Bonds. The Company and the Agents or Registrar may retain any amount payable upon the Bonds to which any person is so entitled until such person shall be so registered or shall duly transfer the Bonds.

6	Unless otherwise requested by him and agreed by the Company, a holder of Bonds shall be entitled to receive only one Certificate in respect of his holding.

7	The joint holders of a Bond shall be entitled to one Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

8	The Company, the Registrar and the Transfer Agents shall make no charge to the holders for the registration of any holding of Bonds or any transfer of Bonds or for the issue of any Certificates or for the delivery of Certificates at the specified office of the Agent to whom the request for registration, transfer or delivery was delivered or by uninsured post to the address specified by the holder. If any holder entitled to receive a Certificate wishes to have it delivered to him otherwise than at the specified office of such Agent or the Registrar, such delivery shall be made upon his written request to such Agent or the Registrar, at his risk and (except where sent by uninsured post to the address specified by the holder) at his expense.

9	Each Transfer Agent will within five business days in London of a request to effect a transfer of a Bond (or within 21 days if the transfer is of a Bond represented by the Global Certificate) deliver at its specified office to the transferee or despatch by mail (at the risk of the transferee) to such address as the transferee may request, a new Certificate in respect of the Bond or Bonds transferred. In the case of a transfer, conversion or redemption of fewer than all the Bonds in respect of which a Certificate is issued, a new Certificate in respect of the Bonds not transferred, converted or redeemed will be so delivered to the holder to its address appearing on the register of holders of Bonds.

10	Notwithstanding any other provisions of this Agreement, the Registrar shall register the transfer of any Bond only upon presentation of an executed and duly completed form of transfer substantially in the form set forth in the Form of Certificate for Definitive Bonds in Schedule 1 or the Form of Global Certificate in Schedule 2 to the Trust Deed together with any other documents thereby required.

11	The Registrar and Transfer Agents may promulgate any other regulations that they may deem necessary for the registration and transfer of the Bonds.

EXHIBIT E

FORM OF REDEMPTION NOTICE

RENESOLA LTD

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds due 2012 (the “Bonds”)

[In the case of facsimile transmission

To:	[Agent]

Cc:	Deutsche Bank AG London
Fax:	+44 207 547 6624]

By depositing this duly completed Redemption Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are represented by the Certificate surrendered with this Notice and referred to below irrevocably exercises its option to have such Bonds redeemed on [•] under Condition 8(D) or 8(E) of the Bonds.

This Redemption Notice relates to Certificates representing Bonds in the aggregate principal amount of RMB                     . The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned(1) to the undersigned under Clause 7.3 of the Paying and Conversion Agency Agreement entered into by the Company in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.

Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.

Dated:                      Signature

Name:

[To be completed by recipient Agent]

Received by:

[Signature and stamp of Agent]

At its office at:
On:

Notes:

(1) Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.

(2) This Redemption Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3) The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them unless the loss or damage was caused by the fraud or gross negligence of such Agent or its directors, officers or employees or agents.

37

EXHIBIT F

FORM OF BONDHOLDER’S TAX ELECTION NOTICE

RENESOLA LTD

RMB928,700,000

USD settled 1.00 per cent. Convertible Bonds due 2012 (the “Bonds”)

By depositing this duly completed Bondholder’s Tax Election Notice with a Paying Agent for the Bonds the undersigned holder of such of the Bonds as are surrendered with this Notice and referred to below irrevocably exercises its option under Condition 8(C)(2) of the Bonds not to have such Bonds redeemed on the Tax Redemption Date under Condition 8(C)(1) of the Bonds.

This Notice relates to Bonds in the aggregate principal amount of RMB                    . The identifying numbers of such Certificates are as follows:

If any Certificate issued in respect of the Bonds referred to above is to be returned(1) to the undersigned under Clause 7.3 of the Paying and Conversion Agency Agreement entered into by the Issuer in respect of the Bonds, it will be returned by post to the address of the Bondholder appearing on the register of Bondholders.

Payment in respect of the above-mentioned Bonds will be made in accordance with the Conditions of the Bonds.

Dated:                      Signature

Name:

[To be completed by recipient Agent]

Received by:

[Signature and stamp of Agent]

At its office at:
On:

Notes:

(1)	Certificates so returned will be sent by post, uninsured and at the risk of the Bondholder.

(2)	This Bondholder’s Tax Election Notice is not valid unless all of the paragraphs requiring completion are duly completed.

(3)	The Agent with whom Certificates are deposited will not in any circumstances be liable to the depositing Bondholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to such Certificates or any of them unless the loss or damage was caused by the fraud or negligence of such Agent or its directors, officers or employees or agents.

IN WITNESS whereof the parties hereto have executed this Paying and Conversion Agency Agreement as of the date first above written.

RENESOLA LTD

By:	/s/
Name:	Li Xian Shou
Title:	Director and Chief Executive Officer

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/

DB TRUSTEES (HONG KONG) LIMITED

By:	/s/

Contents

		Page
Clause

1	DEFINITIONS	1

2	APPOINTMENTS	2

3	AUTHENTICATION; TRANSFER OF GLOBAL CERTIFICATE	2

4	PAYMENT BY THE COMPANY	4

5	PAYMENT BY THE AGENTS	5

6	CONVERSION	6

7	EARLY REDEMPTION	11

8	CANCELLATION OF BONDS	12

9	ISSUE OF REPLACEMENT CERTIFICATES	13

10	DUTIES OF THE TRANSFER AGENTS IN RESPECT OF TRANSFERS	15

11	DUTIES OF THE REGISTRAR	15

12	DOCUMENTS AND CERTIFICATES FOR THE REGISTRAR	16

13	INFORMATION AND REGULATIONS CONCERNING THE BONDS	16

14	REMUNERATION	17

15	FUNDS HELD BY PRINCIPAL AGENT	17

16	MISCELLANEOUS	18

17	CHANGES IN AGENTS	20

18	NOTICES	22

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19	CONTRACTS (RIGHTS OF THIRD PARTIES ) ACT 1999	23

20	GOVERNING LAW AND JURISDICTION	23

21	COUNTERPARTS	24

EXHIBIT A CONVERSION NOTICE		25

EXHIBIT B NOTIFICATION FROM AGENT		29

EXHIBIT C NOTIFICATION FROM COMPANY		31

EXHIBIT D REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF BONDS		33

EXHIBIT E FORM OF REDEMPTION NOTICE		35

EXHIBIT F FORM OF BONDHOLDER’S TAX ELECTION NOTICE		37

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